POWER OF ATTOR^DEY Know all by these presents, fhat tfae undersigned, hereby constitutes and appoints each of Maiy Beth Orson, Justin Schempp, Robin Privette, Michael Hoemer, Chance Huber, Cmdy Thomas and Gregory Parisi, signing singly, such person's tme and lawful attomey-in-fact to: (1) prepare, execute in such person's name and on such person's behalf, and submit to the United States Securities and Exchange Commission (fhe "SEC"), any documents necessary or appropriate to obtain codes, passwords, and passphrases enabling such person to make electronic filings with the SEC of reports required by Section 16(a) or Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC; (2) execute for and on behalf of such person, with respect to holdings of, and transactions in, securities ofPaflrward Financial, Inc. ("Patfaward"), Forms 3,4 and 5, and any amendments thereto, in accordance with Section 16(a) oftfae Exchange Act and the mles -thereunder; (3) execute for and on behalf of such person any Schedules 13D or 13G, and any amendments thereto, relating to securities ofPathward, in accordance with Section 13(d) of the Exchange Act and the mles tfaereunder; (4) do and perform any and all acts for and on behalf of such person which may be necessary or desirable to complete and execute any suchForm3,4or5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto.. and file any such form with the SEC and any stock exchange or similar authority; and (5) take any other action of any type whatsoever in comiectioa with the foregoing which, in Ae opinion of such attomey-m-fact, may be of benefit to, in tfae best interest of, or legally required by. such person, it being understood that the documents executed by such attomey-m-fact on behalf of such person pursuant to this Power of Attorney shall be in such foim and shall contain such terms and conditions as such attomey-in-fact may approve in such attomey-m-fact's discretion. The undersigned hereby grants to each attomey-in-fact fall power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in fhe exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attomey-in-fact, or such attomey-m-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregomg attoraeys-in-facfc, in servmg m such capacity at the request of such person^ is not assuming any of such person's responsibilities to comply with Secdon 16(a) or Section l3(d) offhe Exchange Act. This Power of Attorney amends and restates in its entirety the Power of Attorney for filings with respect to Form 3, 4 or 5 or Schedule 13D or 13G that the undersigned previously signed and delivered to Pathward. This Power of Attorney shall remain in full force and effect until fhe undersigned is no longer required to file Form 3, 4 or 5 or Schedule 13D or 13G with respect to fhe holdings of, and transactions in, Pathward securities by fee undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attomeys-in-fact Dsf WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1_J_ day of November, 2023. Bedfcy S. Shu^an